UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 18, 2010
Rocky Mountain Chocolate Factory, Inc.
(Exact name of registrant as specified in is charter)

Colorado	0-14749	84-0910696
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)
265 Turner Drive
Durango, Colorado 81303
(Address, including zip code, of principal executive offices)
Registrant’s telephone number, including area code: (970) 259-0554
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.
     On August 18, 2010, Rocky Mountain Chocolate Factory, Inc. (the “Registrant”) held its Annual Meeting of Shareholders (the “Annual Meeting”) at the Double Tree Hotel, 501 Camino Del Rio, Durango, Colorado, 81301. At the close of business on July 1, 2010, the record date for the Annual Meeting, there were a total of 6,040,420 shares of Common Stock, par value $0.03 per share (the “Common Stock”), of the Registrant outstanding and entitled to vote. At the Annual Meeting, 5,581,366 or 92.4% of the outstanding shares of Common Stock entitled to vote were represented by proxy or in person and, therefore, a quorum was present.
     The votes on the Election of Directors and to ratify Ehrhardt Keefe Steiner & Hottman PC as the Registrant’s Independent Registered Public Accounting Firm that were presented for stockholder vote at the Annual Meeting are as follows:
Proposal 1 — Election of Directors

	Votes For	Votes Withheld	Broker Non-Votes

Franklin E. Crail	3,454,208	106,060	2,021,098

Lee N. Mortenson	3,447,834	112,434	2,021,098

Bryan J. Merryman	3,383,090	177,178	2,021,098

Gerald A. Kien	3,449,559	110,709	2,021,098

Clyde Wm. Engle	2,300,180	1,260,088	2,021,098

Scott G. Capdevielle	3,452,428	107,840	2,021,098
Proposal 2 — Ratification of Appointment of Ehrhardt Keefe Steiner & Hottman PC as the Independent Registered Public Accounting Firm of the Registrant for the fiscal year ending February 28, 2011.

Votes For	Votes Against	Abstentions	Broker Non-Votes

5,557,656	13,278	10,432	0

SIGNATURE
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ROCKY MOUNTAIN CHOCOLATE FACTORY, INC.
Date: August 23, 2010	By:	/s/ Bryan J. Merryman
Bryan J. Merryman, Chief Operating
Officer, Chief Financial Officer, Treasurer and Director

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